Exhibit 4.2
EXECUTION COPY
REGISTRATION AGREEMENT
     THIS REGISTRATION AGREEMENT (this “Agreement”) is made as of April ___, 2006, by and among American Wholesale Insurance Group, Inc., a Delaware corporation (the “Company”), the Persons listed from time to time on the Investor Registrable Securities Schedule attached hereto (each, an “Investor,” and collectively, the “Investors”), each of the Persons listed from time to time on the Other Registrable Securities Schedule attached hereto and each of the other holders of Registrable Securities who may from time to time become a party hereto by executing a counterpart signature page to this Agreement. Capitalized terms used but not otherwise defined herein are defined in Section 9.
     The parties hereto agree as follows:
     1. Demand Registrations.
          (a) Requests for Registration. At any time and from time to time, the holders of a majority of the Investor Registrable Securities may request registration under the Securities Act of all or any portion of the Investor Registrable Securities (i) on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or (ii) on Form S-3 or any similar short-form registration (including without limitation a registration pursuant to Rule 415) (“Short-Form Registrations”) if available. All registrations requested as described in this Section 1 are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering (which range may be revised from time to time by holders of a majority of the Investor Registrable Securities requested to be included in such Registration by written notice to the Company to that effect). Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests indicating the holder of such Registrable Securities and the number of Registrable Securities that such holder elects to include in such registration within 15 days after the receipt of the Company’s notice.
          (b) Long-Form Registrations. The holders of a majority of the Investor Registrable Securities shall be entitled to request up to four Long-Form Registrations from the Company in which the Company shall pay all Registration Expenses; provided further that the aggregate offering price to the public of the Registrable Securities requested to be included in the Long Form Registration shall be at least $10 million; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and provided further that a Long-Form Registration shall only constitute one of the four Long-Form Registrations provided for herein to the extent (and once) such offering becomes effective and only so long as the holders of Investor Registrable Securities are able to register and sell at least 85% of the Registrable Securities requested to be included in such Long Form Registration. All Long-Form Registrations shall be underwritten registrations.

          (c) Short-Form Registrations. The holders of a majority of the Investor Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that the aggregate offering price to the public of the Registrable Securities requested to be included in the Short Form Registration shall be at least $1 million; and, provided further, during any one year period, the Company shall not have to pay the Registration Expenses for more than two Short-Form Registrations which have both become effective and for which the holders of Investor Registrable Securities are able to register and sell at least 85% of the Registrable Securities requested to be included in such Short Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 or any other short form available for the sale of Registrable Securities.
          (d) Priority on Demand Registrations. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the Company or the marketability of the offering, the Company shall include, subject to Section 1(g) below, in such registration (i) first, the quantity of Registrable Securities requested to be included in such Demand Registration, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder and (ii) second, (if permitted by the holders of a majority of the Investor Registrable Securities requested to be included in such Demand Registration) other securities requested to be included in such registration, which in the opinion of such underwriters can be sold without adversely affecting the Company or the marketability of the offering, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder.
          (e) Restrictions on Demand Registrations.
     (i) The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 hereof and in which there was no reduction by more than 15% in the number of Registrable Securities requested to be included.
     (ii) If the Company’s board of directors (the “Board”) reasonably and in good faith determines that the filing or effectiveness of a registration statement in connection with any requested Demand Registration would be reasonably likely to materially and adversely effect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company has then taken substantial steps, or would require disclosure of facts or circumstances which disclosure would be reasonably likely to have a seriously detrimental affect on the Company, then the Company may delay such registration for a period of up to 180 days so long as the condition causing such delay exists (it being agreed that the Company may not delay requested registrations pursuant to this clause (ii) for more than an aggregate of 180 days during any 360 consecutive days).
          (f) Selection of Underwriters. The holders of a majority of Registrable Securities who have initially requested to be included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Demand Registration; provided that such holders shall consult with (but shall not be required to obtain the approval of) the Board.
          (g) Restrictions on Registrable Securities. Notwithstanding any other provision contained in this Agreement, the Company shall not include in any underwritten Demand Registration any portion of any Registrable Securities (other than Registrable Securities that never contained any vesting restrictions) held by any members of management of the Company which the underwriter of such Demand Registration reasonably believes could materially and adversely affect the marketability of such offering. In addition, so long as the holders of Investor Registrable Securities directly or indirectly (including through their interest in Holdings) hold (in the aggregate) at least 35% of the outstanding equity of the Company, without the prior written consent of the holders of a majority of Investor Registrable Securities, the Company shall not include in any underwritten Demand Registration any securities (other than Investor Registrable Securities) which are subject to a Lock-Up Agreement.
     2. Piggyback Registrations.
          (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to any registration effected pursuant to Form S-4, S-8 or any successor forms and other than a registration relating solely to the sale of securities to participants in a Company plan, a registration relating to a reorganization of the Company or other transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, or a registration in which the only securities being registered are common stock issuable upon conversion of debt securities that are also being registered) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to Sections 2(c) and 2(d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice; provided that the holders of a majority of Investor Registrable Securities may provide by written notice to the Company that no holder of Registrable Securities (including, without limitation, Investor Registrable Securities) will have the right to include Registrable Securities in such Piggyback Registration (in which case the Company need not give such notice or include any such Registrable Securities in such Piggyback Registration).

          (b) Piggyback Expenses. The Registration Expenses of the Company and of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.
          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include, subject to Section 2(e), in such registration (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder and (iii) third, (if permitted by the holders of a majority of the Investor Registrable Securities) other securities of the Company requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder.
          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities who have the contractual right to initiate such a registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the Company or the marketability of the offering, the Company shall include, subject to Section 2(e), in such registration, (i) first, the securities requested to be included therein by the holders initially requesting such registration, and any Registrable Securities requested to be included therein pro rata among the respective holders thereof on the basis of the number of shares requested to be included in such registration and (ii) second (if permitted by the holders of a majority of the Investor Registrable Securities), any other securities of the Company requested to be included in such registration, in each instance which in the opinion of such underwriters can be sold without adversely affecting the Company or the marketability of the offering, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration (to the extent permitted to be so included, in the case of securities which are not Registrable Securities) by each such holder.
          (e) Restrictions on Registrable Securities. Notwithstanding any other provision contained in this Agreement, the Company shall not include in any underwritten Piggyback Registration any portion of any Registrable Securities held by any members of management of the Company which the underwriter of such Piggyback Registration reasonably believes could materially and adversely affect the marketability of such offering. In addition, so long as the holders of Investor Registrable Securities directly or indirectly (including through their interest in Holdings) hold (in the aggregate) at least 35% of the outstanding equity of the Company, without the prior written consent of the holders of a majority of Investor Registrable Securities, the Company shall not include in any underwritten Piggyback Registration any Securities (other than Investor Registrable Securities) which are subject to any “lock-up agreement” (which shall generally prohibit such holder from selling, assigning or transferring such AMWINS securities during the one-year period following the consummation of an Initial Public Offering) (a “Lock-Up Agreement”).
          (f) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the Board. Such approval shall not be unreasonably withheld.
          (g) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 hereof or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the date such previous registration became effective.
     3. Holdback Agreements.
          (a) Holders of Registrable Securities. Notwithstanding anything contained herein to the contrary, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during such period after the effective time of any (x) underwritten Demand Registration (except as part of such underwritten registration) or (y) any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) that is reasonably determined by the underwriter managing the registered public offering and the holders of a majority of the Investor Registrable Securities included in such registration (which amounts may be different for different people but in the case of the Company’s management and employees for the Initial Public Offering only, such period of time shall be 360 days from the consummation of the Initial Public Offering, unless a shorter period is otherwise determined by the holders of a majority of the Investor Registrable Securities in their sole discretion) (a “Lock-Up Period”).
          (b) The Company. The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during a Lock-Up Period, and (ii) shall use reasonable efforts to cause each holder of more than 1% of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for more than 1% of its equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during a Lock-Up Period (except as part of such underwritten registration, if otherwise permitted).
     4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (unless waived by the holders of a majority of Investor Registrable Securities participating in such registration):
          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);
          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
          (c) in the case of the Initial Public Offering only, if requested by the holders of at least 25% of all outstanding Investor Registrable Securities, and subject to the consent of underwriters, use its reasonable best efforts to cause to be included in such registration statement equity securities (“Company Registrable Securities”) to be offered in a primary offering of the Company’s securities contemporaneously with such offering;
          (d) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (e) cause the chief executive officer and senior management of the Company to participate in any “road show” presentations to investors in connection with such registration for such period of time as is reasonably requested by the underwriters or of the holders of a majority of the Investor Registrable Securities;
          (f) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller (including any underwriter) reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;
          (g) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
          (h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission, or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;
          (i) provide a transfer agent and registrar and a CUSIP number for all such Registrable Securities not later than the effective date of the first registration statement relating to Registrable Securities or securities of any class of the Company;
          (j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Investor Registrable Securities requested to be included in such offering or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities requested to be included in such offering (including effecting a stock split or a combination of shares);
          (k) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition, pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
          (l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (m) permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material which, in the reasonable judgment of such holder and the Company, should be included;
          (n) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;
          (o) obtain one or more comfort letters from the Company’s independent public accountants in customary form addressed to the holders of the Investor Registrable Securities (if participating in such registration), and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement);
          (p) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), addressed to the holders of the Investor Registrable Securities (if participating in such registration), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;
          (q) use reasonable best efforts to cause certificates for the Registrable Securities covered by such registration statement to be delivered by the holders thereof to the underwriters in such denominations and registered in such names as the underwriters may request;
          (r) give written notice to the holders of the Registrable Securities included in the registration statement:
     (i) when such registration statement or any amendment thereto has been filed with the Securities and Exchange Commission and when such registration statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the Securities and Exchange Commission for amendments or supplements to such registration statement or the prospectus included therein or for additional information;

     (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose;
     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
     (v) of the happening of any event that requires the Company to make changes in such registration statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).
Any member of management who is a holder of Other Registrable Securities agrees that if and for so long as he is employed by the Company or any affiliate thereof, he shall participate fully in the sale process, including the preparation of the registration statement and the preparation and presentation of any road shows. Prior to the effectiveness of any registration statement relating to any offering hereunder, (i) any holder of Registrable Securities requested to be included in such offering may withdraw any or all of such Registrable Securities from such offering by written notice to the Company to that effect (whereupon such withdrawn Registrable Securities will no longer be considered to have been requested to be included in such offering), and no such withdrawal will adversely affect the rights of any holder of Registrable Securities requested to be included in such offering and (ii) notwithstanding anything contained herein to the contrary, the holders of a majority of the Investor Registrable Securities may withdraw all (but not less than all) Registrable Securities (and any other securities) from such offering by written notice to the Company to that effect and require the registration be delayed or not declared effective and such withdrawal may adversely affect the rights of each holder of Registrable Securities hereunder .
The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.
Upon receipt of notice from the Company of the existence of any event of the kind described in Section 1(g) or 4(n) above, each seller of Registrable Securities shall immediately discontinue disposition of Registrable Securities pursuant to the registration statement until the registration statement has been supplemented or amended in accordance with Section 4(g) or until withdrawal of the stop order referred to in Section 4(n).
     5. Registration Expenses.
          (a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration

Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.
          (b) In connection with each Demand Registration (subject to the limit on the number of Long Form Registrations pursuant to Section l(b) above and Short Form Registrations pursuant to Section 1(c) above) and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel retained by the holders of a majority of the Investor Registrable Securities requested to be included in such registration. All other Registration Expenses to the extent not expressly reimbursed in Section 5, shall be borne by all of the sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered (it being understood that all fees and expenses (including with respect to any fees and expenses of counsel and other advisors) of any holder of Registrable Securities (other than as otherwise explicitly set forth herein) shall be borne by such holder).
     6. Indemnification.
          (a) The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, agents, and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by, or relating to any action or proceeding arising out of or based upon, any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or in any application or other document or communication (in this Section 6 collectively called an “application”) executed by or on behalf of the Company filed in any jurisdiction in order to qualify any Securities covered by such registration statement under the “blue sky” or securities laws thereof, alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information (including questionnaires) as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company expressly for use therein; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification or the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the indemnified party intends to claim indemnification or contribution pursuant to this Agreement (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party and then, only to the extent thereof) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to participate in, and to the extent it may wish to assume the defense at its own expense of such claim with counsel reasonably satisfactory to the indemnified party and the indemnified party shall have the right to employ separate counsel and participate in the defense of the claim at its own expense. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          (d) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (d) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the offering of the Registrable Securities on the one hand and the net proceeds received by the holders of the Registrable Securities included in the registration from the sale of Registrable Securities on the other; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.
          (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification provided for herein is unavailable for any reason.
          (f) No indemnifying party shall, without the written consent of each indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise, or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim without any payment or consideration provided or obligation incurred by any indemnified party and (B) does not include a statement as to or an admission of fault, culpability, or a failure to act, by or on behalf of any indemnified party.
          (g) The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.
          (h) The indemnification and contribution required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage, or liability is incurred.
     7. Participation in Underwritten Registrations. Notwithstanding anything herein to the contrary, no Person may directly or indirectly participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are standard and customary and are required under the terms of such underwriting arrangements; provided that no holder of

Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except in each case, (i) as otherwise provided in Section 6(b) hereof or (ii) to the extent either the holders of a majority of the Investor Registrable Securities and/or (y) AmWINS Holdings, LLC is doing so; provided that, and in the case of (ii), the indemnification obligation shall be individual, not joint and several, for each holder of Registrable Securities and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
     8. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell, without registration, Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.
     9. Definitions.
     “Common Stock” means the Common Stock of the Company, par value $0.01 per share, as constituted on the date hereof and any stock into which any such Common Stock shall have been changed or any stock resulting from any reclassification of any such Common Stock.
     “Holdings” means American Wholesale Insurance Holding Company, LLC, a Delaware limited liability company.
     “Initial Public Offering” means the initial underwritten public offering of equity securities of the Company registered under the Securities Act, so long as after such offering, such equity securities are traded, listed or quoted on a national securities exchange or the NASDAQ Stock Market.
     “Investor Registrable Securities” means (i) all shares of Common Stock originally issued to, or otherwise distributed by Holdings to, directly or indirectly, any of (x) an Investor, (y) Parthenon Investors II, L.P. (“Parthenon II”) or (z) Parthenon Investors III, L.P. (“Parthenon III”) or (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Investor Registrable Securities, such securities shall cease to be Investor Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act, (b) distributed to a Person not (1) Parthenon II, (2) Parthenon III or (3) an affiliate of any of the foregoing, (c) sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force),

(d) repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by any employee of the Company, and, if such Investor Registrable Securities are purchased or otherwise acquired by any employee of the Company, then such Investor Registrable Securities shall cease to be Investor Registrable Securities and, if such employee of the Company is party to this Agreement, shall be deemed Other Registrable Securities, (e) in the case of a holder which is a limited partnership or limited liability company, unless such holder otherwise elects, distributed to the partners or members of such holder, or (f) otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act. For purposes of this Agreement, a Person shall be deemed to be a holder of Investor Registrable Securities, and the Investor Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Investor Registrable Securities hereunder. Notwithstanding anything contained herein to the contrary, if any Securities shall qualify as both Investor Registrable Securities and Other Registrable Securities, such Securities shall be deemed to be Other Registrable Securities.
     “Other Registrable Securities” means (i) all shares of Common Stock issued, directly or indirectly, to any Person listed on the Other Registrable Securities Schedule attached hereto or to any other holders of Registrable Securities (other than holders of Investor Registrable Securities) who become a party hereto by executing a counterpart signature page to this Agreement, or (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Other Registrable Securities, such securities shall cease to be Other Registrable Securities when they have been (a) distributed to the public pursuant to an offering registered under the Securities Act, (b) distributed to a Person not listed on the Other Registrable Securities Schedule attached hereto, (c) sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (d) repurchased by the Company or any Subsidiary thereof or purchased or otherwise acquired by an Investor, and, if such Other Registrable Securities are purchased or otherwise acquired by an Investor, then such Other Registrable Securities shall be deemed Investor Registrable Securities or (e) otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall no require registration under the Securities Act. For purposes of this Agreement, a Person shall be deemed to be a holder of Other Registrable Securities, and the Other Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Other Registrable Securities hereunder.

     “Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.
     “Registrable Securities” means the Investor Registrable Securities and Other Registrable Securities. All Registrable Securities shall be Securities.
     “Securities” means the Common Stock and any other class of securities or interests of any other Person which is not limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the issuer of such securities.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Subsidiaries” means, with respect to any Person:
          (a) any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or
          (b) any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.
          (c) For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director, managing member or general partner of such partnership, limited liability company, association or other business entity.
     10. Miscellaneous.
          (a) No Inconsistent Agreements. The Company has not entered into and shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.
          (b) Adjustments Affecting Registrable Securities. If reasonably requested by the holders of a majority of the Investor Registrable Securities, the Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).
          (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
          (d) Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the prior written consent of the holders of a majority of Investor Registrable Securities and the Company; provided, that no such amendment or waiver shall materially and adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other parties hereto without the prior written approval of such party.
          (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.
          (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
          (h) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “include” or “including” in this Agreement shall be by way of example rather than by limitation. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties agree that prior drafts of this Agreement shall be deemed not to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect hereto.
          (i) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
          (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to a recipient at the address indicated on the attached Investor Registrable Securities Schedule or Other Registrable Securities Schedule, as applicable, and to the Company at the address indicated below:
     If to the Company, to:
American Wholesale Insurance Group, Inc.
4064 Colony Road
Suite 450
Charlotte, NC 28211
Attention: Chief Executive Officer
Facsimile: (704) 943-9000
     with a copy (which will not constitute notice to the Company) to:
Robinson, Bradshaw & Hinson, P .A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Attention: David W. Dabbs
Facsimile: (704) 373-3983
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
          (k) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT

OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.
          (l) Transfer. Except as otherwise determined by the holders of a majority of the Investor Registration Securities, prior to transferring any Securities (other than a transfer pursuant to which such Securities cease to be Registrable Securities) to any Person, any Person party to this Agreement (other than Holdings) transferring such Securities will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other members), a counterpart to this Agreement pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such Securities with respect to the Securities so transferred.
          (m) Entire Agreement. Except as otherwise expressly set forth herein, this agreement and the other agreements referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          (n) Additional Parties. A Person may added as a party to this Agreement upon (i) the issuance of additional Securities to such Person and (ii) the approval of the Board and the holders of a majority of Investor Registrable Securities.
          (o) Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
          (p) Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities.
* * * * *

     IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

AMERICAN WHOLESALE INSURANCE GROUP, INC.

By:	/s/ M. Steven DeCarlo
Name:	M. Steven DeCarlo
Title:	Chief Executive Officer and President

AMERICAN WHOLESALE INSURANCE HOLDING COMPANY, LLC

By:	/s/ M. Steven DeCarlo
Name:	M. Steven DeCarlo
Title:	Manager

AMWINS HOLDINGS, LLC

By:	/s/ Marc R. Rubin

Name:	Marc R. Rubin

Title:	Manager

INVESTOR REGISTRABLE SECURITIES SCHEDULE
AMERICAN WHOLESALE INSURANCE HOLDING COMPANY, LLC
c/o American Wholesale Insurance Group, Inc.
4064 Colony Road
Suite 450
Charlotte, NC 28211
Attention: Chief Executive Officer
Facsimile: (704) 943-9000
AMWINS HOLDINGS, LLC
c/o Parthenon Capital, LLC
75 State Street
26th Floor
Boston, MA 02109
Attention: William C. Kessinger
Facsimile: (704) 943-9000

OTHER REGISTRABLE SECURITIES SCHEDULE
None.